Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT	or	Investor Relations Counsel
Mitchell Binder		Lena Cati, 212-836-9611
President & Chief Executive Officer		Devin Sullivan, 212-836-9608
631-435-8300		The Equity Group Inc.

ORBIT INTERNATIONAL TO CONSOLIDATE QUAKERTOWN FACILITY INTO HAUPPAUGE OPERATION

Company Expects Approximately $2 Million of Annualized Post-Consolidation Savings

Hauppauge, New York, October 17, 2013 -- Orbit International Corp. (NASDAQ:ORBT), an electronics manufacturer and software solutions provider, today announced that it will consolidate the operations of its Quakertown, PA-based Tulip Development Laboratory (“TDL”) subsidiary, which is part of its Electronics Group, into its Hauppauge, NY facility. The Quakertown facility manufactures a wide range of displays and hand-held devices for military, industrial and commercial applications.

Beginning in the first quarter of 2014, all production, engineering and administrative functions currently performed at TDL’s facility in Quakertown will be transitioned into Orbit’s 60,000 square foot facility in Hauppauge.  Consolidation should be completed before June 30, 2014.  TDL’s lease expires on October 31, 2014.

The Company expects to incur approximately $400,000 in expenses and charges, inclusive of approximately $300,000 of accelerated non-cash amortization expense on its leasehold improvements, in connection with this consolidation. Following the transition, the Company expects to realize annualized savings of approximately $2 million.

Mitchell Binder, President and CEO of Orbit, commented, “We were driven to this decision by a number of factors, among them, a difficult business environment due to budgeting concerns in Washington, our broader focus on promoting operating efficiencies, and TDL’s expiring lease.  This consolidation is expected to reduce excess capacity at our Hauppauge facility, provide the advantage of greater manufacturing capabilities offered by our ISO 9001:2008 operations, reduce labor and overhead costs, and boost margins, all while maintaining the world-class level of service that our customers have come to expect.”

Mr. Binder added, “After consolidation of these two facilities, our Hauppauge facility will have sufficient capacity to support future growth without any significant facility investment.”

David Gutman, President of TDL, stated, “Our customers should expect a seamless transition to the Hauppauge facility.  We will continue to fulfill all orders under the TDL name and market our broad array of products under this brand.  I am confident that this move will make us a stronger company and well positioned for future growth.”

Orbit International Corp. is involved in the manufacture of customized electronic components and subsystems for military and nonmilitary government applications through its production facilities in Hauppauge, New York, and Quakertown, Pennsylvania; and designs and manufactures combat systems and gun weapons systems, provides system integration and integrated logistics support and documentation control at its facilities in Louisville, Kentucky.  Orbit International Corp., through its Electronics Group, is involved in the manufacture of customized electronic components and subsystems for military and nonmilitary government applications through its production facilities in Hauppauge, New York, and Quakertown, Pennsylvania; and designs and manufactures combat systems and gun weapons systems, provides system integration and integrated logistics support and documentation control at its facilities in Louisville, Kentucky. The Power Group, through its Behlman Electronics, Inc. subsidiary, manufactures and sells high quality commercial power units, AC power sources, frequency converters, uninterruptible power supplies and inverters. The Behlman COTS division designs, manufactures and sells highly reliable power units for industrial and military applications.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company including, statements regarding our expectations of Orbit’s operating plans, deliveries under contracts and strategies generally; statements regarding our expectations of the performance of our business; expectations regarding costs and revenues, future operating results, additional orders, future business opportunities and continued growth, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws.  Although Orbit believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Many of these factors are beyond Orbit International's ability to control or predict.  Important factors that may cause actual results to differ materially and that could impact Orbit International and the statements contained in this news release can be found in Orbit's filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K, annual reports on Form 10-K and its other periodic reports.  For forward-looking statements in this news release, Orbit claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Orbit assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.